NEWS RELEASE February 9, 2026 FOR IMMEDIATE RELEASE Contact: Randall M. Chesler, CEO (406) 751-4722 Ron J. Copher, CFO (406) 751-7706 Glacier Bancorp Announces CFO Transition Ron Copher to Retire After 20 Years with Company Company Engages Leading Search Firm Korn Ferry to Initiate Search for Successor; Copher to Serve in the Role Until a New CFO is Appointed KALISPELL, MONTANA - Glacier Bancorp, Inc. (the “Company”) (NYSE: GBCI) today announced that after 20 years with the Company, Ron Copher intends to retire from his role as the Company’s Executive Vice President and Chief Financial Officer (“CFO”). Mr. Copher will continue to serve as CFO until a successor is appointed by the Company’s Board of Directors and will serve in an advisory role for a period of time thereafter to ensure a smooth transition. “Ron Copher has been an exceptional CFO and an invaluable partner whose steady leadership, integrity, and financial expertise have helped shape Glacier Bancorp into the strong organization it is today,” said Randy Chesler, President and CEO of Glacier Bancorp. “We have initiated our robust search process to include both internal and external candidates to find the right successor. Ron has given us plenty of lead time to ensure we have ample opportunity for his successor to work closely with him before his retirement.” “Collaborating with my talented colleagues across the Company has been one of the most rewarding aspects of my career at Glacier Bancorp,” Copher said. “Our unique community banking model, operating across diversified markets, has driven a strong record of financial performance through disciplined organic growth and accretive acquisitions. I am proud of what we have achieved and look forward to supporting the team as the Company identifies the right CFO for Glacier Bancorp.” About Glacier Bancorp, Inc.: Glacier Bancorp, Inc. is the parent company for Glacier Bank and its bank divisions: Altabank (American Fork, UT), Bank of the San Juans (Durango, CO), Citizens Community Bank (Pocatello, ID), Collegiate Peaks Bank (Buena Vista, CO), First Bank of Montana (Lewistown, MT), First Bank of Wyoming (Powell, WY), First Community Bank Utah (Layton, UT), First Security Bank (Bozeman, MT), First Security Bank of Missoula (Missoula, MT), First State

Bank (Wheatland, WY), Glacier Bank (Kalispell, MT), Guaranty Bank & Trust (Mount Pleasant, TX), Heritage Bank of Nevada (Reno, NV), Mountain West Bank (Coeur d’Alene, ID), The Foothills Bank (Yuma, AZ), Valley Bank (Helena, MT), Western Security Bank (Billings, MT), and Wheatland Bank (Spokane, WA). Visit Glacier’s website at http://www.glacierbancorp.com